Exhibit 99.1

KOHL'S CORPORATION REPORTS FIRST QUARTER FINANCIAL RESULTS

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Diluted Earnings per Share Increases 14%

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Raises Annual Diluted Earnings per Share Guidance to $4.25 to $4.40 from $4.05 to $4.25

MENOMONEE FALLS, WI … May 12/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter ended April 30, 2011.

First Quarter Results

Kohl’s Corporation reported first quarter diluted earnings per share increased 14 percent to $0.73.  Net income for the quarter was $211 million, compared with $199 million ($0.64 per diluted share) a year ago.  Net sales were $4.2 billion, an increase of 3.1 percent for the quarter. Comparable store sales for the quarter increased 1.3 percent.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, “We are pleased that we were able to achieve double-digit growth in earnings per share through strong expense management and continued gross margin improvement.  We also distributed our first-ever dividend of $0.25 per share and repurchased $445 million of our shares within the quarter as we remain committed to delivering excess cash to our shareholders.”

Mansell added, “Our E-Commerce business remains on track to achieve $1 billion in sales in 2011.  To achieve that goal, we will continue to invest in the business as we purchased a 3rd E-Commerce fulfillment center in Maryland that will be on-line to support Holiday 2011 peak season. We have strengthened our marketing for the second quarter and believe that we will see pent-up demand for seasonal businesses which would allow us to achieve a better comp and even stronger financial results in the second quarter."

Quarterly Dividend Declared

On May 11, 2011, Kohl's Board of Directors declared a quarterly dividend on the Company's common stock of $0.25 per share.  The dividend is payable June 29, 2011 to shareholders of record at the close of business on June 8, 2011.

Store Update

The Company ended the quarter with 1,097 stores in 49 states, compared with 1,067 stores at the same time last year.  During the quarter, Kohl’s successfully opened nine stores and completed the remodel of 30 stores.  The Company expects to open an additional 31 stores and remodel an additional 70 stores later this year.

Earnings Guidance – Second Quarter and Fiscal 2011

The Company provided initial guidance for the fiscal quarter ending July 30, 2011 of $0.96 to $1.02 per diluted share.  The Company also updated its guidance for fiscal 2011 to $4.25 to $4.40 per diluted share, reflecting its first quarter results and expected second quarter share repurchases, from its initial guidance of $4.05 to $4.25 per diluted share.

First Quarter 2011 Earnings Conference Call

The Company will host a first quarter earnings conference call at 8:30 a.m. ET on May 12.  The call can be accessed by dialing (706) 902-0486 and referencing Conference ID 64890215, or via the Company's web site at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.  A replay of the call will also be accessible after approximately 9:30 a.m. ET on May 12 by dialing (800) 642-1687 or (706) 645-9291, and using Conference ID 64890215. Replays of the call and web cast will be available for thirty days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 1,097 stores in 49 states with a commitment to environmental leadership. In support of the communities it serves, Kohl’s has raised more than $180 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com.

Investor Relations:  Wes McDonald, Senior Executive Vice President and Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Senior Vice President – Public Relations, (262) 703-1464

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Three Months
	(13 Weeks) Ended
		% to		% to
	April 30,	Net	May 1,	Net
	2011	Sales	2010	Sales

Net sales	$4,162		$4,035
Cost of merchandise sold	2,576	61.9%	2,498	61.9%

Gross margin	1,586	38.1%	1,537	38.1%

Operating expenses:
Selling, general, and administrative	1,068	25.7%	1,035	25.6%
Depreciation and amortization	156	3.7%	151	3.8%

Operating income	362	8.7%	351	8.7%

Interest expense, net	29	0.7%	31	0.8%

Income before income taxes	333	8.0%	320	7.9%
Provision for income taxes	122	2.9%	121	3.0%

Net income	$ 211	5.1%	$ 199	4.9%

Basic net income per share	$ 0.73		$ 0.65
Average number of shares	288		307

Diluted net income per share	$ 0.73		$ 0.64
Average number of shares	290		309

KOHL'S CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

Subject to Reclassification

	April 30,	May 1,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$ 1,668	$ 2,388
Merchandise inventories	3,193	3,017
Deferred income taxes	87	91
Other	257	209

Total current assets	5,205	5,705

Property and equipment, net	7,325	7,109
Long-term investments	250	318
Favorable lease rights, net	190	201
Other assets	216	133

Total assets	$13,186	$13,466

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 1,397	$ 1,412
Accrued liabilities	971	895
Income taxes payable	85	113
Current portion of long-term
debt and capital leases	118	318

Total current liabilities	2,571	2,738

Long-term debt and capital leases	1,665	1,754
Deferred income taxes	452	380
Other long-term liabilities	674	497
Shareholders' equity	7,824	8,097
Total liabilities and shareholders' equity	$13,186	$13,466

KOHL'S CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

Subject to Reclassification

	Three Months
	(13 Weeks) Ended
	April 30,	May 1,
	2011	2010

Operating activities
Net income	$ 211	$ 199
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	156	151
Share-based compensation	15	14
Excess tax benefits from share-based compensation	1	2
Deferred income taxes	20	(16)
Other non-cash revenues and expenses	5	9
Changes in operating assets and liabilities:
Merchandise inventories	(156)	(92)
Other current and long-term assets	(21)	12
Accounts payable	260	224
Accrued and other long-term liabilities	(88)	(146)
Income taxes	(46)	(70)

Net cash provided by operating activities	357	287

Investing activities
Acquisition of property and equipment	(226)	(191)
Sales of investments in auction rate securities	41	4
Other	-	(1)

Net cash used in investing activities	(185)	(188)

Financing activities
Treasury stock purchases	(416)	(3)
Long-term debt and capital lease payments	(305)	(5)
Proceeds from stock option exercises	13	32
Excess tax benefits from share-based compensation	(1)	(2)
Dividends paid	(72)	-

Net cash provided by (used in) financing activities	(781)	22

Net increase (decrease) in cash and cash equivalents	(609)	121
Cash and cash equivalents at beginning of period	2,277	2,267

Cash and cash equivalents at end of period	$ 1,668	$ 2,388